STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (this “Agreement”) is by and between Highland Crusader Offshore Partners, L.P. (“Seller”) and Pendrell Corporation, a Washington corporation (the “Company”), effective March 9, 2017 (the “Effective Date”). Seller and the Company may be referred to collectively in this Agreement as the “Parties.”

BACKGROUND

A. The Company is a reporting company under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and its shares of Class A common stock (the “Class A Stock”) are listed on the NASDAQ stock market.

B. Seller is an accredited, sophisticated institutional investor with knowledge and experience in business and financial matters, and owns 2,432,923 shares of Class A Stock (the “Shares”) that Seller wishes to sell to the Company under the terms and conditions of this Agreement. Therefore, the Parties agree as follows:

AGREEMENT

1. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Closing (defined below), Seller shall sell and deliver to the Company, and the Company shall purchase from Seller and take electronic delivery of the Shares, free and clear of any charge, claim, pledge, condition, equitable interest, lien, option, security interest, right of first refusal, voting agreement, restriction on voting, restriction on transfer, or restriction on exercise of any other attribute of ownership (each an “Encumbrance”), other than Permitted Encumbrances (defined below), at a price per Share of six dollars and fifty five cents ($6.55), subject to possible adjustment as described in paragraph 2 below. Absent a Share price adjustment, the aggregate redemption price for the Shares will be $15,935,645.65 (the “Base Price”).

2. Possible Purchase Price Adjustment. If, on or before August 15, 2017, the Company engages in or agrees to engage in a Trigger Purchase (defined below) that results, either alone or with other Trigger Purchases, in the sale or redemption of more than 500,000 shares of Class A Stock, or the distribution of the proceeds of an asset sale to the holders of more than 500,000 shares of Class A Stock, the Company will be obligated to pay Seller an additional amount per Share equal to the highest price per share paid or payable by the Company in a Trigger Purchase (whether in cash or other consideration), less $6.55 (the “Additional Amount”). For purposes of this Agreement, a “Trigger Purchase” is any form of material liquidity event for the Company’s shareholders, including (i) a sale of more than 40% of the outstanding equity securities in the Company to a third party primarily for cash consideration, whether by merger, consolidation or otherwise, (ii) a sale of all or substantially all of the assets of the Company or (iii) a redemption of Class A Stock, whether through a private purchase, self-tender, reverse stock split or otherwise, in each case at a price per share, express or implied (for instance, in connection with an asset sale), of greater than $6.55 (it being understood that the 500,000 share number and $6.55 per share price shall be equitably adjusted for any forward or reverse splits of the Class A Stock after the Closing but prior to the consummation of the Trigger Purchase).

3. Closing. The closing of Seller’s sale of the Shares to the Company (the “Closing”) shall take place at the offices of the Company’s transfer agent (Computershare), on the date on which Seller and the Company make the deliveries to Computershare required by paragraph 4 of this Agreement, or at such other time, date and place as Seller, the Company and Computershare may agree.

4. Closing Mechanics. At the Closing, (i) Seller shall deliver to Computershare stock powers with medallion guaranty with instructions to transfer the Shares to the Company upon confirmation of Seller’s receipt of the Base Price, and (ii) the Company shall deliver to Computershare an opinion of counsel that, based upon the representations and warranties of Seller set forth in this Agreement, the Shares can be transferred by Seller to the Company pursuant to exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Upon confirmation from Computershare that the Parties have made the deliveries described in the preceding sentence, the Company shall pay the Base Price by wire transfer of immediately available funds to an account designated in writing by Seller, after which Seller will promptly notify Computershare that the Base Price has been paid.

5. Payment of Additional Amount. If the Company engages in a Trigger Purchase that obligates the Company to pay Seller an Additional Amount, the Company shall pay the Additional Amount at or before the closing of the Trigger Purchase.

6. Representations of the Seller. Seller represents and warrants to the Company as follows:

a. Seller has full legal right, power, capacity, and authority to sign and perform its obligations under this Agreement. This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms. There are no agreements, laws, regulations, rules or other restrictions of any kind that would prevent or restrict the execution, delivery or performance of this Agreement by Seller. No consent or approval is necessary for Seller to transfer the Shares to the Company pursuant to this Agreement that has not been obtained on or prior to the date hereof.

b. Seller is an “accredited investor” within the meaning of Securities Exchange Commission (“SEC”) Rule 501 and a “qualified institutional buyer” within the meaning of SEC Rule 144 that can fend for itself, and has sufficiently sophisticated knowledge and experience in financial and business matters to evaluate the merits and risks of selling the Shares.

c. Seller (i) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel, (ii) is fully capable of evaluating the merits and risks of the sale of the Shares pursuant to this Agreement, (iii) understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement, (iv) is not in a disparate bargaining position with the Company, (v) has been represented and advised by financial advisors and tax advisors that have assisted in understanding and evaluating the risks and merits associated with Seller’s sale of the Shares pursuant to this Agreement, (vi) is generally familiar with the business and operations of the Company, (vii) has had the opportunity to review such information about the Company as Seller has requested, including the Company Update attached hereto as Exhibit A, and to ask questions and receive answers from the Company’s officers and representatives as Seller deems necessary to evaluate the terms and conditions of the sale of the Shares as contemplated in this Agreement, including the purchase price for the Shares, and (viii) is not relying on any representation or statement by the Company regarding the business, financial condition or prospects of the Company or the value of the Shares, but rather is executing this Agreement based upon its own review and investigation of the Company and upon the advice of counsel and financial advisors.

d. Seller understands that (i) the Company and its management may be exploring potential financing, merger, acquisition, combination or other restructuring alternatives involving the Company that may have an impact on the value of the Shares, and (ii) other than its contingent right to an Additional Amount, as described in this Agreement, Seller shall have no rights (and the Company shall have no obligations to Seller) relating to any such transaction that may be consummated by the Company at any time after the Effective Date.

e. Seller understands that after the Effective Date or after the Closing, the value of the Shares may increase for any number of reasons, including without limitation (i) changes in the business, financial condition, business relationships or prospects of the Company, or (ii) general industry, market or economic conditions.

f. Except for (i) any Encumbrances imposed by the Securities Act, the Securities Exchange Act, or the rules and regulations enacted under the Securities Act and the Securities Exchange Act, (ii) any rules and regulations imposed by NASDAQ, and (iii) the Company’s Tax Benefits Preservation Plan (collectively, the “Permitted Encumbrances”), Seller has sole, absolute and marketable title to the Shares, free and clear of all Encumbrances. Except under this Agreement, Seller has not sold, pledged, hypothecated or otherwise transferred any of the Shares or any interest in the Shares. Upon payment for the Shares to be purchased from Seller pursuant to the terms of this Agreement, the Company will acquire good, valid and marketable title thereto, subject only to the Permitted Encumbrances.

7. Representations of the Company. The Company represents and warrants to Seller as follows:

a. The Company has full legal right, power, capacity, and authority to sign and perform its obligations under this Agreement. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. No consent or approval is necessary for the Company to purchase the Shares from Seller pursuant to this Agreement that has not been obtained on or prior to the date hereof.

b. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and the performance by the Company of its obligations hereunder will not (i) violate any provision of the Company’s articles of incorporation or bylaws, or its Tax Benefits Preservation Plan, (ii) violate any laws or regulations applicable to the Company or (iii) require the approval, consent, authorization or act of, or the making by the Company of any declaration, filing or registration with, any governmental body other than the SEC.

8. Conditions to Closing. The Company’s obligation to proceed with Closing is conditioned upon and subject to Seller’s performance of the obligations set forth in paragraph 4 of this Agreement, which Seller shall fulfill within three business days after the Effective Date. Seller’s obligation to proceed with Closing is conditioned upon and subject to the Company’s performance of the obligations set forth in paragraph 4 of this Agreement, which the Company shall fulfill within three business days after the Effective Date. Both Parties’ obligation to proceed with Closing is conditioned upon and subject to the absence of any action against the Company or Seller that would prevent the Closing and the absence of any injunction or restraining order by any agency or regulator that restrains or prohibits the transactions contemplated by this Agreement.

9. Governing Law. The Parties intend that this Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

10. Integration; Amendment. This Agreement constitutes the entire agreement of the Parties relating to the subject matter of this Agreement. There are no promises, terms, conditions, obligations, or warranties between the parties and this Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter of this Agreement and may not be amended except in writing executed by the Parties.

11. Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party.

12. Attorney Fees. If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing Party shall be entitled to recover the costs and fees (including without limitation reasonable attorneys’ fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and discovery costs) incurred by such Party in such suit or action, through any post-trial or appellate proceeding, or in the collection or enforcement of any judgment or award entered or made in such suit or action.

13. Jurisdiction; Service. Any suit or action brought on this Agreement may be brought in the courts of King County, Washington. Each Party agrees that service of process may be made upon it wherever it can be located or by certified mail directed to its address for notices under this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

15. Further Assurances. Each Party agrees, at the request of the other Party, whether before or after Closing, promptly to execute and deliver all such further documents, and promptly to take and forbear from all such action, as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the provisions of this Agreement.

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The Parties have executed this Agreement as of the Effective Date.

SELLER:
Highland Crusader Offshore Partners, L.P. By: Alvarez & Marsal CRF Management, LLC, its Investment Manager /s/ Steven Varner

By: Steven Varner, Managing Director Address for notices:
2029 Century Park East, Suite 2060 Los Angeles, CA 90067 SVarner@AlvarezandMarsal.com
PURCHASER:
Pendrell Corporation /s/ Lee E Mikles

By: Lee Mikles Its: President and CEO Address for notices:
2300 Carillon Point Kirkland, WA 98033 Tim.dozois@pendrell.com